Exhibit 10.4

DOLE FOOD COMPANY, INC.

2017 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Dole Food Company, Inc. 2017 Stock Incentive Plan is to advance the interests of Dole Food Company, Inc. and its Subsidiaries by stimulating the efforts of employees, officers, and non-employee directors, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units and Restricted Stock, any of which may be performance-based, and for Incentive Bonuses, which may be performance-based and may be paid in cash or stock or a combination thereof, as determined by the Committee.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(b) “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.

(e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” has the meaning set forth in an Award Agreement or other written employment or services agreement between the Participant and the Company or an Affiliate thereof, or if no such meaning applies, means the Company or an Affiliate’s termination of the Participant’s employment with the Company or an Affiliate pursuant to a Notice of Termination given within 120 days following the Company or Affiliate becoming aware of the occurrence of any one or more of the following to the extent (in the case of clause (ii) if remediable) not remedied in a reasonable period of time after receipt by the Participant of written notice from the Company or an Affiliate specifying such occurrence: (i) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony; (ii) the Participant commits an act of gross misconduct in connection with the performance of the Participant’s duties; (iii) the Participant demonstrates habitual negligence in the performance of the Participant’s duties; or (iv) the Participant commits an act of fraud, misappropriation of funds or embezzlement in connection with the Participant’s employment by the Company or an Affiliate.

(h) “Change in Control” shall be deemed to occur if and as of the first day that any one or more of the following conditions are satisfied, whether accomplished directly or indirectly, or in one or a series of related transactions:

(i)	any “Person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than (A) David H. Murdock or (B) following the death of David H. Murdock, the trustee or trustees of a trust created by David H. Murdock, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless the individual’s initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened tender offer, solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	a reorganization, merger, consolidation, recapitalization, tender offer, exchange offer or other extraordinary transaction involving the Company and/or its Subsidiaries (a “Fundamental Transaction”) becomes effective or is consummated, unless: (A) more than 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity (“Parent”) which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (“Resulting Entity”) are, or are to be, Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Company immediately prior to such Fundamental Transaction (excluding, for such purposes, any Person who is or, within two years prior to the consummation date of such Fundamental Transaction, was, an affiliate (as defined in Rule 12b-2 under the Act) or associate (as defined in Rule 12b-2 under the Act) (other than an affiliate of the Company immediately prior to such consummation date) of a party to the Fundamental Transaction) in substantially the same proportions as their Beneficial Ownership, immediately prior to such Fundamental Transaction, of the outstanding voting securities of the Company and (B) more than half of the members of the board of directors or similar body of the Resulting Entity (or its parent) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Fundamental Transaction;

(iv)	a sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all of the Company’s business and/or assets (an “Asset Sale”) is consummated, unless, immediately following such consummation, all of the requirements of clauses (iii)(A) and (iii)(B) of this definition of Change of Control are satisfied, both with respect to the Company and with respect to the entity to which such business and/or assets have been sold, transferred or otherwise disposed of or its parent (a “Transferee Entity”); or

(v)	any other significant corporate transaction determined by the Board or the Committee to be a change of control for purposes of the Plan.

The consummation or effectiveness of a Fundamental Transaction or an Asset Sale shall be deemed not to constitute a Change of Control if more than 50% of the outstanding voting securities of the Resulting Entity or the Transferee Entity, as appropriate, are, or are to be, Beneficially Owned by David H. Murdock. For the avoidance of doubt, the consummation of the Initial Public Offering shall not be considered a Change of Control or Fundamental Transaction for any purpose under this Plan or any Award.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(j) “Committee” means the Corporate Compensation and Benefits Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 6.

(k) “Common Stock” means the common stock of the Company, par value $0.001 a share, or such other class or kind of shares or other securities as may be applicable under Section 15.

(l) “Company” means Dole Food Company, Inc., a North Carolina corporation, and any successor corporation. For purposes of this definition of Company, after the consummation of a Fundamental Transaction or an Asset Sale, the term “successor” shall include, without limitation, the Resulting Entity or Transferee Entity, respectively.

(m) “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, shall mean a Participant’s absence from, or inability to perform duties for, the Company and its Affiliates on a full-time basis for 90 consecutive business days or 120 business days in any period of 180 business days as a result of mental or physical illness or injury that is total and permanent, as determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld or delayed unreasonably) and that is not susceptible to reasonable accommodation.

(n) “Dividend Equivalent” means an amount payable in cash or Common Stock, as determined by the Committee, with respect to a Restricted Stock Unit Award equal to the dividends that would have been paid to the Participant if the shares underlying the Award had been owned by the Participant.

(o) “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4 of the Plan.

(p) “Eligible Person” any current or prospective Employee or Non-employee Director of the Company or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to Employees.

(q) “Employee” means any individual designated as an employee of the Company or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of Company or an Affiliate during such period.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price on such date (or, if so determined by the Committee the opening, actual, high, low, or average sales price on such date) as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(s) “Good Reason” has the meaning set forth in an Award Agreement or other written employment or services agreement between the Participant and the Company or an Affiliate thereof, or if no such meaning applies, means a Participant’s resignation of employment with the Company and all Affiliates within 120 days following the occurrence of one or more of the following, to the extent not remedied in a reasonable period of time after receipt by the Company or Affiliate of written notice from the Participant specifying such occurrence, without the Participant’s express written consent:

(i)	Whether direct or indirect, a significant diminution of the Participant’s authority, duties, responsibilities or status inconsistent with and below those held, exercised and assigned in the ordinary course during the 90-day period immediately preceding the Change of Control, excluding any such significant diminution that (A) begins prior, and ends on or prior, to the date on which a Fundamental Transaction or Asset Sale becomes effective or is consummated that constitutes a Change of Control, and (B) results from the affirmative and negative pre-closing operating covenants applicable to the Company or an Affiliate contained in the definitive transaction agreements providing for such Fundamental Transaction or Asset Sale;

(ii)	The assignment to the Participant of duties that are inconsistent (in any significant respect) with, or that impair (in any significant respect) the Participant’s ability to perform, the duties customarily assigned to an individual holding the position the Participant held immediately prior to the Change of Control in a corporation of the size and nature of the Company, or, if the Participant was employed prior to termination by an Affiliate or business unit of the Company, in an entity or business unit of the size and nature of the Affiliate or business unit of the Company in which the Participant was employed;

(iii)	Relocation of the Participant’s primary office more than 35 miles from the Participant’s current office at the time of the Change of Control;

(iv)	Any material breach by the Company of any employment or other agreement between the Company and the Participant; or

(v)	Any reduction in the Participant’s base salary or annual bonus opportunity below the Participant’s base salary or annual bonus opportunity, as applicable, in effect immediately prior to the Change of Control (or if the Participant’s base salary or annual bonus opportunity, as applicable, was reduced within 180 days before the Change of Control, the base salary or annual bonus opportunity, as applicable, in effect immediately prior to such reduction).

(t) “Incentive Bonus” means a bonus opportunity awarded under Section 11 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.

(u) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Initial Public Offering” means the transactions leading up to, and including, the Company’s initial public offering of its Common Stock in            , 2017.

(w) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(x) “Notice of Termination” means a written notice that (i) indicates the specific termination provision in the Plan relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.

(y) “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(z) “Non-employee Director” means each person who is, or is elected to be, a member of the Board and who is not an Employee.

(aa) “Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(bb) “Plan” means the Dole Food Company, Inc. 2017 Stock Incentive Plan as set forth herein and as amended from time to time.

(cc) “Restricted Stock” means an Award or issuance of Common Stock the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement and/or performance conditions) and terms as the Committee deems appropriate.

(dd) “Restricted Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(ee) “Separation from Service” means the termination of Participant’s employment with the Company and all Subsidiaries that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(ff) “Stock Appreciation Right” means a right granted that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(gg) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(hh) “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ii) “Termination of Employment” means ceasing to serve as an Employee or, with respect to a Non-employee Director, ceasing to serve as such for the Company and its Affiliates, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a Non-employee Director shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an Employee, and (iv) service as an Employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a Non-Employee Director. The

Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.

3. Eligibility

Any Eligible Person is eligible for selection by the Committee to receive an Award.

4. Effective Date and Termination of Plan

This Plan became effective on            , 2017 (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to                (            ). The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 15 shall be subject to adjustment as provided in Section 15. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award. Shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

(d) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to ( ), which number shall be calculated and adjusted pursuant to Section 15 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treas. Reg. § 1.162-27(f), (i) the aggregate number of shares of Common Stock subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,500,000, which number shall be calculated and adjusted pursuant to Section 15 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code; and (ii) the maximum cash amount payable pursuant to that portion of an Incentive Bonus earned for any 12-month period to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

(e) Limits on Awards to Non-Employee Directors. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Non-employee Director shall not exceed $500,000; provided, however, that in the calendar year in which a Non-employee Director first joins the Board or is first designated as chairman of the Board or lead independent director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Non-employee Director may be up to two hundred percent (200%) of the foregoing limit.

6. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any executive officer or Non-employee Director of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the Corporate Secretary and head of the Company’s human resource function and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including without limitation those powers set forth in Section 6(b)(4) through (9) and to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or Employees of the Company or any subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

(v) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(vi) to determine the extent to which adjustments are required pursuant to Section 15;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii) to approve corrections in the documentation or administration of any Award; and

(xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Section 409A of the Code, the Committee shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of such Code section. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Committee shall not take any action with respect to any Award which constitutes (i) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 19, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in Section 19, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other Employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

7. Plan Awards

(a) Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b) Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.

(c) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 15 of this Plan or as otherwise provided by the Committee.

8. Options

(a) Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 15), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Option and, at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for cash, other property or a new Award with a lower (or no) exercise price.

(c) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(e) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

(f) Effect of Termination of Employment. Except as may be otherwise specified in an Award Agreement for an Option, unless an Option earlier expires upon the expiration date established pursuant to Section 8(a) or 8(d), upon a Termination of Employment (i) any portion of the Option that is not exercisable at the time of such Termination of Employment shall be forfeited and canceled as of the date of such Termination of Employment and (ii) a Participant’s (or his or her beneficiary’s) rights to exercise any portion of the Option that is exercisable at the time of such Termination of Employment shall be only as follows, in each case, unless otherwise expressly provided in the Award Agreement or in another contract, including a Change of Control or other agreement:

(1)

Death. If a Participant incurs a Termination of Employment by reason of death, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant’s beneficiary (or if none, estate) for a period of twelve months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

(2)	Disability. If a Participant incurs a Termination of Employment by reason of Disability, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of twelve months from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

(3)	Cause. If a Participant incurs a Termination of Employment by reason of a termination by the Company or an Affiliate for Cause, any Option (whether vested or unvested, exercisable or unexercisable) shall be immediately forfeited and canceled as of the date of such Termination of Employment.

(4)	Termination for Reasons other than Death, Disability or Cause. If a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of three months from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

9. Stock Appreciation Rights

(a) General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 15), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right and, at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash, other property or a new Award with a lower (or no) exercise price.

(c) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10. Restricted Stock and Restricted Stock Units

(a) Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other stockholder-approved compensation plans or arrangements of the Company.

(b) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

(c) Effect of Termination of Employment. Upon a Participant’s Termination of Employment for any reason (including by reason of death or Disability), any then unvested Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment, unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement.

11. Incentive Bonuses

(a) Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus such criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions.

(b) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Committee.

(c) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals and, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

12. Qualifying Performance-Based Compensation

(a) General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock, Restricted Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Agreement, be modified, but upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), may only be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business division or unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or over a shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) revenue or sales; (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (viii) earnings before or after taxes, interest, depreciation, and/or amortization (defined either by generally accepted accounting principles or by the Company’s credit agreements, as determined by the Committee); (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense or expense reduction targets; (xiii) debt or debt reduction targets; (xiv) ratio of debt to a measure of earnings or cash flow; (xv) interest coverage ratio; (xvi) operating efficiency; (xvii) market share; (xviii) customer satisfaction; (xix) working capital targets and change in working capital; (xx) enterprise value or market capitalization targets or growth targets; (xxi) Economic value added or EVA (net operating profit after tax minus the product of capital times the weighted average cost of capital); and (xxii) environmental incidents. As and to the extent permitted by Section 162(m) of the Code, in the event of (A) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (B) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (C) any extraordinary gain or loss or other event that is treated for accounting purposes as unusual in nature or infrequently occurring under generally accepted accounting principles, or (D) any material change in accounting policies or practices affecting the Company and/or the performance goals, then, to the extent any of the foregoing events was not anticipated at the time the performance goals were established, the Committee may make adjustments to the performance goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award.

13. Deferral of Payment

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.

14. Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Stock issued pursuant an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

15. Adjustment of and Changes in the Stock

(a) The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

(b) In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c) Unless otherwise expressly provided in the Award Agreement or another contract, including an employment or services agreement, or under the terms of a transaction constituting a Change in Control, the Committee may provide that any or all of the following shall occur upon a

Participant’s Termination of Employment without Cause within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, and (c) in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in subsection (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, as determined by the Committee, and (c) in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in subsection (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 15(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d) Notwithstanding anything in this Section 15 to the contrary, in the event of a Change in Control, the Committee may provide for the cancellation and cash settlement of all outstanding Awards upon such Change in Control.

(e) The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 15 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(f) Notwithstanding anything in this Section 15 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 15 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

16. Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (i) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (ii) a Participant may transfer or assign an Award as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall be subject to all of the other terms and conditions applicable to the original award holder and not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

17. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18. Withholding

To the extent required by, or permitted under, applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied.

To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 15, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c) reprice outstanding Options or SARs as described in 8(b) and 9(b);

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) increase the individual maximum limits in Section 5(d) or 5(e); or

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

20. No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the

Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of Restricted Stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of North Carolina and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

24. Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation form Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

25. No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

26. Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

27. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

28. Clawback/Recoupment

Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.